Exhibit 10.1

AGREEMENT BY AND BETWEEN

Independence National Bank

Greenville, South Carolina

and

The Comptroller of the Currency

Independence National Bank, Greenville, South Carolina (“Bank”), and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

The Comptroller has found unsafe or unsound banking practices relating to financial performance, asset quality, asset-liability risk management, and credit administration at the Bank.

In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1)   This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2)   This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3)   This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii).  See 12 U.S.C. § 1831i.

(4)   This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

(5)   All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

Assistant Deputy Comptroller

Carolinas Field Office

212 South Tryon Street, Suite 700

Charlotte, NC 28281

ARTICLE II

COMPLIANCE COMMITTEE

(1)   Within thirty (30) days, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person.  Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller.  The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Agreement.

(2)   The Compliance Committee shall meet at least monthly.

(3)   Within thirty (30) days, and every ninety (90) days thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)                                  a description of the action needed to achieve full compliance with each Article of this Agreement;

(b)                                 actions taken to comply with each Article of this Agreement; and

(c)                                  the results and status of those actions.

(4)   The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

ARTICLE III

BOARD OVERSIGHT, MANAGEMENT AND STAFFING

(1)   Within sixty (60) days, the Compliance Committee shall complete a review of current management and Board supervision presently being provided to the Bank, the Bank’s management structure, and its staffing requirements in light of the Bank’s present condition.  The findings and recommendations of the Compliance Committee shall be set forth in a written report to the Board.  At a minimum, the report shall contain:

(a)                                  an evaluation of each executive officer’s duties and capacity to effectively carry out such duties;

(b)                                 an evaluation of current staffing levels and competency;

(c)                                  an assessment of the Board’s strengths and weaknesses along with a director education program designed to strengthen identified weaknesses;

(d)                                 an assessment of whether Board members are receiving adequate information on the operation of the Bank to enable them to fulfill their fiduciary responsibilities and other responsibilities under law;

(e)                                  recommendations to expand the scope, frequency and sufficiency of information provided to the Board by management; and

(f)                                    recommendations to correct or eliminate any other deficiencies in the supervision or organizational structure of the Bank.

(2)   Copies of the Board’s written plan and the Compliance Committee’s study shall be forwarded to the Assistant Deputy Comptroller.  The Assistant Deputy Comptroller shall retain the right to determine the adequacy of the report and its compliance with the terms of this Agreement.  In the event the written plan, or any portion thereof, is not implemented, the Board shall immediately advise the Assistant Deputy Comptroller, in writing, of specific reasons for deviating from the plan.

ARTICLE IV

STRATEGIC PLAN

(1)   Within forty-five (45) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to an updated written strategic plan for the Bank covering at least a three-year period.  The strategic plan shall establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

(a)                                  a mission statement that forms the framework for the establishment of strategic goals and objectives;

(b)                                 an assessment of the Bank’s present and future operating environment;

(c)                                  the development of strategic goals and objectives to be accomplished over the short and long term;

(d)                                 an evaluation of the Bank’s internal operations, staffing requirements, Board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under (1)(c) of this Article;

(e)                                  a management employment and succession program to promote the retention and continuity of capable management;

(f)                                    an action plan to reduce the bank’s reliance on brokered deposits and other noncore funding sources;

(g)                                 an action plan to improve bank earnings and accomplish identified strategic goals and objectives, including individual responsibilities, accountability and specific time frames;

(h)                                 a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

(i)                                     control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank’s operating environment;

(j)                                     systems to monitor the Bank’s progress in meeting the plan’s goals and objectives; and

(k)                                  the revisions to the strategic plan required under Article VIII, Dependence on Wholesale or Credit Sensitive Liabilities.

(2)   Within forty-five (45) days, the Board shall develop, implement, and thereafter ensure Bank adherence to an updated three year capital program.  The program shall include:

(a)                                  projections for growth and capital requirements based upon a detailed analysis of the Bank’s assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

(b)                                 projections of the sources and timing of additional capital to meet the Bank’s current and future needs;

(c)                                  the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank’s needs;

(d)                                 contingency plans that identify alternative methods should the primary source(s) under (c) above not be available; and

(e)                                  a dividend policy that permits the declaration of a dividend only:

(i)                                     when the Bank is in compliance with its approved capital program; and

(ii)                                  when the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and

(iii)                               with the prior written determination of no supervisory objection by the Assistant Deputy Comptroller.  Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the dividend policy.

(3)   Upon adoption, a copy of the plan shall be forwarded to the Assistant Deputy Comptroller for review and prior written determination of no supervisory objection.  Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the strategic plan.

(4)   The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

ARTICLE V

PROFIT PLAN

(1)   Within forty-five (45) days, the Board shall develop, implement, and thereafter ensure Bank adherence to an updated written profit plan to improve and sustain the earnings of the Bank.  This plan shall include, at a minimum, the following elements:

(a)                                  identification of the major areas in and means by which the Board will seek to improve the Bank’s operating performance;

(b)                                 realistic and comprehensive budgets, including projected balance sheets and year-end income statements;

(c)                                  a budget review process to monitor both the Bank’s income and expenses, and to compare actual figures with budgetary projections; and

(d)                                 a description of the operating assumptions that form the basis for major projected income and expense components.

(2)   The budgets and related documents required in paragraph (1) above shall be submitted to the Assistant Deputy Comptroller upon completion.

(3)   The Board shall submit to the Assistant Deputy Comptroller annual budgets as described in paragraph (1) above for each year this Formal Agreement remains in effect.  The budget for each year shall be submitted on or before December 15, of the preceding year.

(4)   The Board shall forward comparisons of its balance sheet and profit and loss statement to the profit plan projections to the Assistant Deputy Comptroller on a quarterly basis.

(5)   The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.

ARTICLE VI

ASSET/LIABILITY MANAGEMENT

(1)   Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to an updated written liquidity, asset and liability management policy.  In formulating this policy, the Board shall refer to the “Liquidity” booklet, L-L, of the Comptroller’s Handbook.  The policy shall provide for a coordinated asset/liability management strategy and, at a minimum, address:

(a)                                  adequate management reports that enable the Board and management to monitor the Bank’s liquidity position and maintain liquidity at an adequate level;

(b)                                 the liquidity, maturity and pledging requirements of the investment portfolio;

(c)                                  development of a comprehensive liquidity contingency plan;

(d)                                 guidelines concerning the nature, extent, and purpose of the Bank’s use of brokered deposits consistent with the Bank’s overall funds management strategies;

(e)                                  the nature, extent and purpose of Bank borrowings;

(f)                                    limits on concentrations of funding sources; and

(g)                                 periodic review of the Bank’s adherence to the policy.

(2)   Upon adoption, a copy of the written policy shall be forwarded to the Assistant Deputy Comptroller for review.

(3)   The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

(4)   The Asset/Liability Management Committee of the Board shall review the Bank’s liquidity on a monthly basis.  Such reviews shall consider:

(a)                                  a maturity schedule of certificates of deposit, including large uninsured deposits;

(b)                                 the volatility of demand deposits including escrow deposits;

(c)                                  the amount and type of loan commitments and standby letters of credit;

(d)                                 an analysis of the continuing availability and volatility of present funding sources; and

(e)                                  an analysis of the impact of decreased cash flow from the Bank’s loan portfolio resulting from delinquent and non-performing loans.

(5)   The Asset/Liability Management Committee of the Board shall provide the full Board with a written report of the results of the review required under subparagraph (4) of this Article on a monthly basis.

(6)   The Board shall take appropriate action to ensure adequate sources of liquidity in relation to the Bank’s needs.  Monthly reports shall set forth liquidity requirements and sources and establish a contingency plan.  Copies of these reports shall be forwarded to the Assistant Deputy Comptroller in the Bank’s quarterly report to the Assistant Deputy Comptroller.

ARTICLE VII

INTEREST RATE RISK POLICY

(1)   Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to an updated written interest rate risk policy.  In formulating this policy, the Board shall refer to the “Interest Rate Risk” booklet of the Comptroller’s Handbook and OCC Bulletin 2000-16, Risk Modeling.  The policy shall provide for a coordinated interest rate risk strategy and, at a minimum, address:

(a)                                  the establishment of adequate management reports on which to base sound interest rate risk management decisions;

(b)                                 establishment and guidance of the Bank’s strategic direction and tolerance for interest rate risk;

(c)                                  implementation of effective tools to measure and monitor the Bank’s performance and overall interest rate risk profile;

(d)                                 employment of competent personnel to manage interest rate risk;

(e)                                  prudent limits on the nature and amount of interest rate risk that can be taken;  and

(f)                                    periodic review of the Bank’s adherence to the policy.

(g)                                 the establishment of adequate model validation and back-testing policies, procedures and processes.

(2)   Upon adoption, a copy of the written policy shall be forwarded to the Assistant Deputy Comptroller for review.

(3)   The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

ARTICLE VIII

DEPENDENCE ON WHOLESALE OR CREDIT SENSITIVE LIABILITIES

(1)   Within ninety (90) days, the Bank shall improve the Bank’s liquidity position and maintain adequate sources of stable funding given the Bank’ s anticipated liquidity and funding needs.  Such actions shall include, but not be limited to:

(a)                                  reduction of wholesale or credit sensitive liabilities and/or increase of liquid assets;

(b)                                 revision of the Bank’s strategic plan in light of the requirement of this Article; and

(c)                                  establishment of prudent limits on the nature and amount of liquidity risk that can be taken.

ARTICLE IX

BROKERED DEPOSITS

(1)   The Bank may accept, renew or rollover Brokered Deposits (as defined by 12 C.F.R. § 337.6(a)(2)) for deposit at the Bank only after obtaining a prior written determination of no supervisory objection from the Assistant Deputy Comptroller.

(2)   The limitation of paragraph (1) shall include the acquisition of Brokered Deposits through any transfer, purchase, or sale of assets, including Federal funds transactions administered through a deposit broker.

(3)   If the Bank seeks to acquire Brokered Deposits, the Board shall apply to the Assistant Deputy Comptroller for written permission.  Such application shall contain, at a minimum, the following:

(a)                                  the dollar volume, maturities, and cost of the Brokered Deposits to be acquired;

(b)                                 the proposed use of the Brokered Deposits, i.e., short-term liquidity or restructuring of liabilities to reduce cost;

(c)                                  alternative funding sources available to the Bank; and

(d)                                 the reasons why the Bank believes that the acceptance of the Brokered Deposits does not constitute an unsafe and unsound practice in its particular circumstances.

(4)   The Assistant Deputy Comptroller may require the submission of such additional information as necessary to make an informed decision.  Upon consideration of the Bank’s application, the Assistant Deputy Comptroller will determine whether the proposed acquisition of Brokered Deposits may be accomplished in a safe and sound manner and may condition the Bank’s acquisition as the Assistant Deputy Comptroller shall deem appropriate.

ARTICLE X

CRITICIZED ASSETS

(1)   The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the ROE, in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

(2)   Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets criticized in the ROE, in any subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination as “doubtful,” “substandard,” or “special mention.”  This program shall include, at a minimum:

(a)           an identification of the expected sources of repayment;

(b)                                 the appraised value of supporting collateral and the position of the Bank’s lien on such collateral where applicable;

(c)                                  an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

(d)                                 the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.

(3)   Upon adoption, a copy of the program for all criticized assets equal to or exceeding three hundred thousand dollars ($300,000) shall be forwarded to the Assistant Deputy Comptroller.

(4)   The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

(5)   The Board, or a designated committee, shall conduct a review, on at least a monthly basis, to determine:

(a)                                  the status of each criticized asset or criticized portion thereof that equals or exceeds three hundred thousand dollars ($300,000);

(b)                                 management’s adherence to the program adopted pursuant to this Article;

(c)                                  the status and effectiveness of the written program; and

(d)                                 the need to revise the program or take alternative action.

(6)   A copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis in a format similar to Appendix A, attached hereto).

(7)   The Bank may extend credit, directly or indirectly, including renewals, extensions or capitalization of accrued interest, to a borrower whose loans or other extensions of credit are criticized in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed three hundred thousand ($300 thousand) only if each of the following conditions is met:

(a)                                  the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

(b)                                 a comparison to the written program adopted pursuant to this Article shows that the Board’s formal plan to collect or strengthen the criticized asset will not be compromised.

(8)   A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

ARTICLE XI

ALLOWANCE FOR LOAN AND LEASE LOSSES

(1)   Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure adherence to updated written policies and procedures for maintaining an adequate Allowance for Loan and Lease Losses (“ALLL”) in accordance with generally accepted accounting principles.

The ALLL policies and procedures shall be consistent with the guidance set forth in the Federal Financial Institutions Examination Council’s “Interagency Policy Statement on the Allowance for Loan and Lease Losses” dated December 13, 2006 (OCC Bulletin 2006-47) and with “Allowance for Loan and Lease Losses,” booklet A-ALLL of the Comptroller’s Handbook, and shall at a minimum include:

(a)                                  procedures for determining whether a loan is impaired and measuring the amount of impairment, consistent with FASB Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan;

(b)                                 procedures for segmenting the loan portfolio and estimating loss on groups of loans, consistent with FASB Statement of Financial Accounting Standards No. 5, Accounting for Contingencies;

(c)                                  procedures for validating the ALLL methodology; and

(d)                                 a process for summarizing and documenting, for the Board’s review and approval, the amount to be reported in the Consolidated Reports of Condition and Income (“Call Reports”) for the ALLL.

(2)   The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policies and procedures developed pursuant to this Article.

(3)   A copy of the Board’s program shall be submitted to the Assistant Deputy Comptroller for review and prior written determination of no supervisory objection. Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the program.

(4)   The program shall provide for a review of the Allowance by the Board at least once each calendar quarter.  Any deficiency in the Allowance shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions from earnings.  Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

ARTICLE XII

LOAN PORTFOLIO MANAGEMENT

(1)   Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to an updated written program to improve the Bank’s loan portfolio management.  The program shall include, but not be limited to:

(a)                                  a pricing policy that takes into consideration costs, general overhead, and probable loan losses, while providing for a reasonable margin of profit;

(b)                                 guidelines for loans to insiders, including a statement that such loans will not be granted on terms more favorable than those offered to similar outside borrowers;

(c)                                  guidelines and limitations on concentrations of credit;

(d)                                 measures to correct the deficiencies in the Bank’s lending procedures noted in any ROE;

(e)                                  procedures to strengthen credit underwriting, particularly in the commercial real estate (CRE)  portfolio;

(f)                                    an action plan to control CRE growth;

(g)                                 procedures to ensure satisfactory and perfected collateral documentation;

(h)                                 procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current and satisfactory credit information;

(i)                                     procedures to ensure conformance with loan approval requirements;

(j)                                     a system to track and analyze exceptions;

(k)                                  procedures to ensure conformance with Call Report instructions;

(l)                                     procedures to track and analyze concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank’s loan and lease portfolios;

(m)                               procedures to ensure the re-appraisal of property that defines the criteria for when a new or adjusted appraisal is required based upon changes in market conditions or original project plans; and

(n)                                 a comprehensive loan review process that quantifies the overall level of credit risk and assesses the quality of credit risk management.

(2)   Upon completion, a copy of the program shall be forwarded to the Assistant Deputy Comptroller.

(3)   Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to updated systems which provide for effective monitoring of:

(a)                                  early problem loan identification to assure the timely identification and rating of loans and leases based on lending officer submissions;

(b)                                 statistical records that will serve as a basis for identifying sources of problem loans and leases by industry, size, collateral, division, group, indirect dealer, and individual lending officer;

(c)                                  previously charged-off assets and their recovery potential;

(d)                                 compliance with the Bank’s lending policies and laws, rules, and regulations pertaining to the Bank’s lending function;

(e)                                  adequacy of credit and collateral documentation; and

(f)                                    concentrations of credit.

(4)   Within sixty (60) days, management will provide the Board with written reports on a monthly basis, including, at a minimum, the following information:

(a)                                  the identification, type, rating, and amount of problem loans and leases;

(b)                                 the identification and amount of delinquent loans and leases;

(c)                                  credit and collateral documentation exceptions;

(d)                                 the identification and status of credit related violations of law, rule or regulation;

(e)                                  the identity of the loan officer who originated each loan reported in accordance with subparagraphs (a) through (d) of this Article and paragraph;

(f)                                    an analysis of concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank’s loan and lease portfolios;

(g)                                 the identification and amount of loans and leases to executive officers, directors, principal shareholders (and their related interests) of the Bank; and

(h)                                 the identification of loans and leases not in conformance with the Bank’s lending and leasing policies, and exceptions to the Bank’s lending and leasing policies.

(5)   The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program and systems developed pursuant to this Article.

ARTICLE XIII

CONCENTRATIONS OF CREDIT

(1)           Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written asset diversification program consistent with OCC Banking Circular 255 and OCC Bulletin 2006-46, “Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices.”

(2)           The program shall include, but not necessarily be limited to, the following:

(a)                                  a review of the balance sheet to identify any concentrations of credit;

(b)                                 a written analysis of any concentration of credit identified above in order to identify and assess the inherent credit, liquidity, and interest rate risk;

(c)                                  policies and procedures to control and monitor concentrations of credit;

(d)                                 an action plan approved by the Board to reduce the risk of any concentration deemed imprudent in the above analysis;

(e)                                  a process to monitor the performance of large CRE projects against projected absorption rates;

(f)                                    a process to ensure portfolio level stress tests or sensitivity analysis is performed to quantify the impact of changing economic conditions on asset quality, earnings, and capital;

(g)                                 a process to establish, monitor and adjust CRE risk exposure limits and appropriate sub-limits;

(h)                                 a process to establish, monitor, and adjust insider risk exposure limits; and

(i)                                     establishment of Board reports that:

(i)                                           aggregate insider borrowings and show the amount supported by cash collateral (as appropriately excluded in concurrence with regulations) for each insider; and

(ii)                                        track individual aggregate insider exposure for compliance with Regulation O and the Legal Lending Limit.

(3)           For purposes of this Article, a concentration of credit is as defined in the “Loan Portfolio Management” booklet of the Comptroller’s Handbook.

(4)           The Board shall ensure that future concentrations of credit are subjected to the analysis required by subparagraph (b) of paragraph (2) of this Article and that the analysis demonstrates that the concentration will not subject the Bank to undue credit or interest rate risk.

(5)           The Board shall forward a copy of any analysis performed on existing or potential concentrations of credit to the Assistant Deputy Comptroller immediately following the review.

(6)           The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

ARTICLE XIV

CREDIT AND COLLATERAL EXCEPTIONS

(1)   Within ninety (90) days the Board shall obtain current and satisfactory credit information on all loans lacking such information, including those listed in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.

(2)   Within sixty (60) days the Board shall ensure proper collateral documentation is maintained on all loans and correct each collateral exception listed in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination.

(3)   Effective immediately, the Bank may grant, extend, renew, alter or restructure any loan or other extension of credit only after:

(a)                                  documenting the specific reason or purpose for the extension of credit;

(b)                                 identifying the expected source of repayment in writing;

(c)                                  structuring the repayment terms to coincide with the expected source of repayment;

(d)                                 obtaining and analyzing current and satisfactory credit information, including cash flow analysis, where loans are to be repaid from operations;

(i)                                           Failure to obtain the information in (3)(d) shall require a majority of the full Board (or a delegated committee thereof) to certify in writing the specific reasons why obtaining and analyzing the information in (3)(d) would be detrimental to the best interests of the Bank.

(ii)                                  A copy of the Board certification shall be maintained in the credit file of the affected borrower(s).  The certification will be reviewed by this Office in subsequent examinations of the Bank; and

(e)                                  documenting, with adequate supporting material, the value of collateral and properly perfecting the Bank’s lien on it where applicable.

ARTICLE XV

CONFLICT OF INTEREST POLICY

(1)           Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to an updated written, comprehensive conflict of interest policy applicable to the Bank’s and the Bank holding company’s directors, principal shareholders, executive officers, affiliates, and employees (Insiders) and related interests of such Insiders. The policy, in addition to defining a conflict of interest, shall address:

(a)                                  avoidance of conflicts of interest and breaches of fiduciary duty, and the appearance of conflicts of interest;

(b)                                 involvement in the loan approval process of Insiders who may benefit directly or indirectly from the decision to grant credit;

(c)                                  disclosure of actual and potential conflicts of interest to the Board, and periodic disclosure of “related interests” as defined by 12 C.F.R. Part 215;

(d)                                 requirements for arms-length dealing in any transactions by Insiders, or their related organizations, involving the Bank’s sale, purchase, or rental of property and services;

(e)                                  disclosure of any Insider’s material interest in the business of a borrower, an applicant, or other customer of the Bank; and

(f)                                    restrictions on and disclosure of receipt of anything of value by Insiders, directly or indirectly, from borrowers, loan applicants, other customers, or suppliers of the Bank.

(2)           Upon adoption, a copy of this conflict of interest policy shall be forwarded to the Assistant Deputy Comptroller for review.

(3)           The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

ARTICLE XVI

VIOLATIONS OF LAW - LENDING LIMITS

(1)   The Bank shall not lend money or otherwise extend credit to any borrower in violation of the Bank’s legal lending limit at 12 U.S.C. § 84 and the limits of 12 U.S.C. §§ 375a and 375b.

(2)   Within thirty (30) days, the Board shall cause all loans or other extensions of credit which exceed the Bank’s legal lending limit at 12 U.S.C. § 84 and the limits of 12 U.S.C. §§ 375a and 375b to be reduced to conforming amounts.

(3)   Within thirty (30) days, the Board shall establish, implement, and thereafter ensure Bank adherence to written procedures to prevent future violations of 12 U.S.C. §§ 84, 375a and 375b.

(4)   The Board shall ensure that the Bank has policies, processes, personnel, and control systems to ensure implementation of and adherence to the procedures developed pursuant to this Article.

ARTICLE XVII

CLOSING

(1)   Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2)   It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(3)   Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement.  Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4)   The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(5)   In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)                                  authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

(b)                                 require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

(c)                                  follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)                                 require corrective action be taken in a timely manner of any non-compliance with such actions.

(6)   This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.  The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.  The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

/s/ Kent D. Stone	01/20/2010
Kent D. Stone	Date
Assistant Deputy Comptroller
Carolinas Field Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Robert M. Austell	01/20/2010
Robert M. Austell	Date

/s/ John W. Burnett	01/20/2010
John W. Burnett	Date

/s/ Billy J. Coleman	01/20/2010
Billy J. Coleman	Date

/s/ Jose De Ocampo	01/20/2010
Jose De Ocampo	Date

/s/ H. Neel Hipp, Jr.	01/20/2010
H. Neel Hipp, Jr.	Date

/s/ James D. King	01/20/2010
James D. King	Date

/s/ William R. Mathis	01/20/2010
William R. Mathis	Date

/s/ Augustus A. McLean	01/20/2010
Augustus A. McLean	Date

/s/ Lawrence R. Miller	01/20/2010
Lawrence R. Miller	Date

/s/ Sudhirkumar C. Patel	01/20/2010
Sudhirkumar C. Patel	Date

Hasmukh P. Rama	Date

/s/ Donald H. Rex, Jr.	01/20/2010
Donald H. Rex, Jr.	Date

/s/ Charles D. Walters	01/20/2010
Charles D. Walters	Date

/s/ Roger W. Walters	Date
Roger W. Walters	01/20/2010

/s/ Vivian A. Wong	Date
Vivian A. Wong	01/20/2010